SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive  Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14

                             U. S. Laboratories Inc.
                             -----------------------
                (Name of Registrant as Specified in its Charter)

       ------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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     paid  previously. Identify the previous filing by registration statement
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1.   Amount Previously Paid:

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4.   Date Filed:

                             U.S. Laboratories Inc.
                                7895 Convoy Court
                                    Suite 18
                           San Diego, California 92111

                  Notice of 2000 Annual Meeting of Stockholders
                             to be held June 3, 2000


Dear Fellow Stockholder:

          We invite you to attend our 2000 annual meeting of stockholders on Saturday, June 3, 2000 at 10:30 a.m. at the Oyster Point Inn, 146 Bodman Place, Red Bank, New Jersey, 07701. Everyone who held shares of our common stock on April 14, 2000 will be entitled to vote at the annual meeting on the following matters:

          1.        the election of all our directors;

          2.        an approval of our 1999 stock incentive plan; and

          3. any other business that may properly come before the annual meeting.

          We have enclosed a proxy card and our 1999 annual report along with this proxy statement. Your vote is important no matter how many shares you own. The approximate date on which this proxy statement and the accompanying form of proxy are first being sent to stockholders is April 28, 2000. Even if you plan to attend the annual meeting, please complete, date and sign the proxy card and mail it as soon as you can in the envelope provided. If you attend the annual meeting, you may revoke your proxy and vote your shares in person.

          Thank you for your continued support. We look forward to seeing you at the annual meeting.

                                        Sincerely,



                                        U.S. Laboratories Inc.
                                        Dickerson Wright
                                        Chief Executive Officer

San Diego, California
April 28, 2000

                           Frequently Asked Questions

Q:   Why did I receive this proxy statement?

     Our Board has sent you this proxy statement to ask for your vote, as a stockholder, on certain matters to be voted on at our upcoming annual stockholders' meeting.

Q:   What am I voting on?

     You will vote on the re-election of our directors and approval of our stock incentive plan.

Q:   Do I need to attend the annual meeting in order to vote?

     No. You can vote either in person at the annual meeting or by completing and mailing the enclosed proxy card.

Q:   Who is entitled to vote?

     You are entitled to vote if you owned shares as of the close of business on April 14, 2000, which is called the record date. You will be entitled to one vote per share for each share of our common stock you owned on the record date.

Q:   What percentage of U.S. Labs' votes do directors and officers own?

     Approximately 76% of our shares, as of the record date, are controlled by our directors and officers.

Q:   Who are the largest stockholders?

     Dickerson Wright and Gary Elzweig are our largest stockholders.

Q:   What are the voting procedures?

     The vote required for approval of the stock incentive plan is the affirmative vote of a majority of the votes represented and voted at the meeting. The vote required for election of directors is a plurality of the votes cast.

Q:   Who will count the votes?

     Our transfer agent and registrar will count the votes by proxy, and the votes by ballot will be counted by MaryJo O'Brien, who will act as inspector of elections at the annual meeting.

Q:   How many shares of U.S. Lab's stock are entitled to vote?

     A total of 3,361,065 shares of common stock will be entitled to vote at the annual meeting.

Q:   What constitutes a quorum?

     A quorum refers to the number of shares that must be in attendance at a meeting to lawfully conduct business. A majority of the shares of U.S. Labs' common stock entitled to be cast will represent a quorum. As a result, shares representing at least 1,680,533 votes must be present at the annual meeting before we can take the actions called for at the meeting. A quorum is assured because our officers and directors own more than 1,680,533 shares.

Q:   What happens if I sign and return my proxy card but do not mark my vote?

     If you return a signed proxy card without indicating whether you wish to vote for or against the proposals, Dickerson Wright and Joseph Wasilewski, as proxies, will vote your shares to elect the Board's nominees for directors and to approve the proposed amendment to the plan.

                              Election of Directors

Director Nominees

          At the annual meeting, our stockholders will elect all the current directors to hold office until our annual meeting held in 2001. Dickerson Wright and Joseph Wasilewski, as proxies, intend to vote for the election of all of our Board's nominees. If one of our nominees becomes unable to serve as a director before the annual meeting, they will also vote for the replacement recommended by the Board.

          Under Delaware law, stockholders elect directors by a plurality of the votes cast. This means that the nominees receiving the largest number of votes, even if less than a majority, will be elected as directors. Any shares that do not vote, whether by abstention, broker non-vote or otherwise, will not affect the election of directors.

          Our Board of directors recommends a vote for all the current directors.

Directors and Executive Officers

          Our directors and executive officers and their ages and positions held with us are as follows:

     Name                    Age    Positions
     ----                    ---    ---------

     Dickerson Wright         53    Chief Executive Officer, President and
                                    Chairman of the Board of Directors

     Gary H. Elzweig          44    Executive Vice President and Director

     Donald C. Alford         55    Executive Vice President, Secretary and
                                    Director

     Mark Baron               44    Executive Vice President and Director

     Martin B. Lowenthal      43    Executive Vice President and Director

     Joseph M. Wasilewski     50    Chief Financial Officer and Director

     Thomas H. Chapman        69    Director

     James L. McCumber        52    Director and Member of Audit and
                                    Compensation Committees

     Robert E. Petersen       53    Director and Member of Audit and
                                    Compensation Committees

          Each of our directors is elected at the annual meeting of stockholders and serves until the next annual meeting and until his successor is elected and qualified, or until his earlier death, resignation or removal. The underwriters have the right to observe Board meetings for a period of five years following the our initial public offering. We intend to maintain at least two independent directors on our Board.

          Dickerson Wright, P.E., is our founder and has served as our chairman of the Board of Directors and president since our incorporation in October 1993. Mr. Wright is a registered professional engineer with a history of building and managing engineering service companies and over 25 years experience in the independent testing and inspection industry. Prior to founding our company, he was the co-owner and executive vice president of American Engineering Laboratories and a senior executive with Professional Service Industries. Mr. Wright also served as president and chief executive officer of Western State Testing, as national group vice president of United States Testing Company, and as executive vice president of Professional Service Industries during this period of time.

          Gary H. Elzweig, P.E., is a co-founder of Professional Engineering and has served as president of Professional Engineering since its incorporation in March 1987. Mr. Elzweig has served as our executive vice president and director since May 1998. He is a registered professional engineer with over 20 years of experience in engineering, design and testing. Mr. Elzweig earned his Bachelor's Degree from Columbia University, School of Engineers in 1977. Mr. Elzweig also serves as Chairman of Broward County's Board of Rules and Appeals Foundations Subcommittee and Building Envelope Subcommittee.

          Donald C. Alford, M.B.A., has served as our executive vice president and director since May 1998 and secretary since June 1999. Mr. Alford was an owner of Wyman Enterprises, Inc. and served as its vice president and chief financial officer from April 1996 until its acquisition by U.S. Labs. Mr. Alford continued to work for U.S. Labs as an officer of Wyman Testing after the acquisition of Wyman Enterprises, Inc. Mr. Alford was co-founder of Cornerstone Development, a real estate company that developed approximately 20 major projects in the San Diego area from 1983 to 1991. From October 1991 to June 1994, Mr. Alford served as president of Procom Supply Corporation, a wholesale distributor of telephone equipment. Mr. Alford also served as managing partner of S.A. Assets, LLC, a real estate development company, from July 1994 to September 1996.

          Mark Baron has been president and director of San Diego Testing Engineers since May 1998 and has served as our executive vice president and director since May 1998. Mr. Baron also was employed in the position of manager of business development with Professional Service Industries from November 1989 to October 1996. He has over 20 years experience in the construction industry. Mr. Baron is a certified OSHPD Class A Construction Inspector.

          Martin B. Lowenthal is president and a director of U.S. Engineering and has served as our executive vice president and director since May 30, 1998. Mr. Lowenthal has served as president and director of U.S. Engineering since November 1994 and as secretary of U.S. Engineering since its incorporation in October 1993. Mr. Lowenthal has 16 years of management experience in the engineering and testing industry. He has overseen inspection and testing operations in six states, including New Jersey, New York, Delaware, Pennsylvania, Maryland and Virginia.

          Joseph M. Wasilewski, C.P.A./M.B.A., has served as our chief financial officer, treasurer and director since July 1999. Mr. Wasilewski has been instrumental in establishing accounting systems and internal controls for the company and its subsidiaries since its incorporation in 1993 on a consulting basis prior to becoming CFO. He has over 30 years experience on the financial side of the inspection/consulting/engineering business. Mr. Wasilewski's previous experience includes serving as CFO for LK Comstock & Co., Inc., a part of a multinational French-based conglomerate performing construction services. Before Comstock, he was the CFO for the 25-branch operation of SGS/United States Testing Co., Inc., a multinational Swiss-based engineering conglomerate.

          Thomas H. Chapman, R.C.E., has served as a director of San Diego Testing Engineers since March 1997 and has served as one of our directors since May 1998. Mr. Chapman previously served as president of San Diego Testing Engineers from March 1997 to May 1998 and has been employed by San Diego Testing Engineers since May 1997. Mr. Chapman originally joined the predecessor to San Diego Testing Engineers in 1968 and eventually left San Diego Testing Engineers in 1989 when he went to work for Law Engineering. He served as the office manager for Law Engineering until he rejoined San Diego Testing Engineers in 1997. He is currently a vice president of San Diego Testing Engineers. Mr. Chapman has been involved in several notable projects in San Diego, including the San Diego Convention Center, the Hyatt Regency Hotel, the City Front Terrace and One Harbor Drive. Mr. Chapman earned his degree in Civil Engineering from San Diego State University and is a California Registered Civil Engineer.

          James L. McCumber is the chairman, chief executive officer and founder of McCumber Golf, an internationally recognized firm noted for the design and construction of landmark golf courses. McCumber Golf was founded in 1971. Mr. McCumber has been one of our directors since May 1998. Additionally, he serves as a committee man for the United States Golf Association.

          Robert E. Petersen has served as one of our directors since May 1998. Mr. Petersen has served as president of Asset Management Group, a retail and industrial property management firm, since October 1983. Mr. Petersen has also served as senior vice president and chief financial officer of Collins Development Co. and vice president of La Jolla Development Co., both of which of are real estate development companies, since October 1983.

Current Board Composition, Meetings and Committees

          Our Board met three times in 1999. All the directors attended the meetings except Mr. Petersen who missed one meeting. Currently, we have a standing compensation committee currently composed of Messrs. McCumber and Petersen. The compensation committee reviews and acts on matters relating to compensation levels and benefit plans for our executive officers and key employees, including salary and stock options. The committee is also responsible for granting stock awards, stock options, stock appreciation rights and other awards to be made under our existing incentive compensation plans. We also have a standing audit committee composed of Messrs. McCumber and Petersen. The audit committee assists in selecting our independent auditors and in designating services to be performed by, and maintaining effective communication with, those auditors. The compensation and audit committees met once during 1999.

Director Compensation

          We reimburse our directors for all reasonable and necessary travel and other incidental expenses incurred in connection with their attendance at meetings of the Board. Beginning in December 1998, we began compensating non-employee directors $500 for each Board meeting attended. In 1998, under our 1998 stock option plan, each non-employee director received an option to purchase 5,000 shares of common stock at an exercise price of $6.00 per share. Directors who are members of our subsidiaries' Boards received an additional grant of an identical option to purchase 5,000 shares for each Board membership. In the future, a director who is first elected to the Board may receive an option to purchase shares of common stock for the first year of the director's board term. The Board has not yet determined the number of option shares that each director will receive for each additional year the director remains on the Board. These options will have an exercise price equal to 100% of the fair market value of the common stock on the grant date.

Employment Agreements

          We have entered into employment agreements with Messrs. Wright, Elzweig, Alford, Baron, Lowenthal and Wasilewski. Each of these agreements has a term of three years and provides that we may terminate any of the agreements with or without cause. These employment agreements also provide for 12 months of severance pay at the rate of 50% of the applicable executive's compensation in the event the executive is terminated other than for cause prior to the end of the three-year term, except for Mr. Wasilewski whose agreement provides for 24 months of severance pay at a rate of 50%.

Executive Compensation

                  The following table sets forth certain information concerning compensation paid or accrued for the fiscal year ended December 31, 1999 by us to or for the benefit of our chief executive officer and our other executive officers whose total annual compensation for 1999 exceeded $100,000.

                                                Summary Compensation Table
                                                --------------------------

                                                     Annual Compensation             Long-Term Compensation
                                          -------------------------------------------------------------------------
                                                                                               Awards
                                                                                -----------------------------------
                                                                                                     Securities
                                                                                    Restricted       Underlying
Name and                                                                               Stock         Options and      All Other
Principal Position                              Salary               Bonus             Awards          Warrants      Compensation
----------------------------------------------------------------------------------------------------------------------------------
Dickerson Wright                 1999          $192,664             $81,550+            7,844            15,000         $32,015
Chief Executive Officer          1998          $175,000                 -0-                --           170,000            *
----------------------------------------------------------------------------------------------------------------------------------
Gary H. Elzweig                  1999          $140,000             $31,567+               --            10,000            *
Executive Vice President         1998          $171,567                 -0-                --            65,000            *
----------------------------------------------------------------------------------------------------------------------------------
Martin B. Lowenthal                                                 $23,000+
Executive Vice President;        1999           $81,200             $ 5,000++           3,400               -0-            *
Director                         1998           $74,190**               -0-                --            35,000            *
----------------------------------------------------------------------------------------------------------------------------------
Donald C. Alford                 1999           $91,708             $15,000+               --            15,000            *
Executive Vice President;
Secretary; Director              1998           $59,446**               -0-                --            30,000            *
----------------------------------------------------------------------------------------------------------------------------------
Joseph M. Wasilewski             1999           $91,000             $ 6,000             1,715            65,000            *
Chief Financial Officer;
Director                         1998           $15,000**               -0-                --             5,000            *


               * The aggregate  amount of  perquisites  and other personal  benefits,  securities or property was less than the lesser of either  $50,000 or 10% of the total annual salary and bonus reported for the named executive officer.

               ** These  officers and  directors  were employed by the Company for only a portion of
          1998.

               + The 1998 bonus was paid in 1999.

               ++ The 1999 bonus was paid in 1999.

                                        Options/SAR Grants in Last Fiscal Year
                                   Number of               Percent Total
                                  Securities               Options/SARs
                                  Underlying                Granted to              Exercise or
                                 Options/SARs           Employees in Fiscal         Base Price           Expiration
Name                                Granted                    Year                   ($/Sh)                Date
---------------------------    ------------------     -----------------------    ------------------    -------------
Dickerson Wright                      15,000                    9.8%                   $6.60             10/15/04

Gary H. Elzweig                       10,000                    6.6%                   $6.60             10/15/04

Donald C. Alford                      15,000                    9.8%                   $6.00             10/15/04

Joseph M. Wasilewski                  50,000                   32.8%                   $6.00              4/01/02

Martin B. Lowenthal                   15,000                    9.8%                   $6.00             10/15/04

          The following table provides information concerning exercises of options and warrants to purchase our common stock in the fiscal year ended December 31, 1999, and unexercised options and warrants held at fiscal year end by the persons named in the Summary Compensation Table. The value of the unexercised options and warrants that are in the money was calculated by determining the difference between the fair market value per share of our company's common stock on December 31, 1999 and the exercise price of the options and warrants.

                                       Aggregated Option Exercises in Last Fiscal Year
                                              And Fiscal Year End Option Values
                               Number
                              of Shares                      Number of Securities
                              Acquired                      Underlying Unexercised             Value of Unexercised In-the-
                                 on           Value         Options and Warrants at             Money Options and Warrants
Name                          Exercise      Realized            December 31, 1999                  at December 31, 1999
--------------------------  -------------  -----------   ---------------------------------  ----------------------------------
                                                          Exercisable     Unexercisable      Exercisable      Unexercisable
                                                         --------------  -----------------  --------------  ------------------
Dickerson Wright                 0             $0           90,302            94,698              $0                $0

Gary H. Elzweig                  0             $0           60,302            14,698              $0                $0

Donald C. Alford                 0             $0           33,332             1,668              $0                $0

Joseph M. Wasilewski             0             $0           21,666            48,334              $0                $0

Martin B. Lowenthal              0             $0           35,000               -0-              $0                $0

                      Approval of 1999 Stock Incentive Plan

General

          The following describes the general terms of the Plan. It is not part of the Plan and does not modify the Plan or serve as a legal interpretation of any of its provisions. The summary below is qualified in its entirety by the terms of the Plan. Participants should refer to the Plan for further information.

          The Plan was adopted by the Board of Directors of the company (the "Board") on December 15, 1999, and the amendment to the Plan was approved by the Board on April 4, 2000. We are asking for stockholder approval of the Plan, as amended, at the 2000 annual meeting. The Plan will remain in effect, subject to the right of the Board to terminate the Plan at any time, until all shares subject to the Plan are purchased or acquired.

          The Plan is not required to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and is not subject to the provisions of the Employee Retirement Income Security Act of 1974 (commonly known as "ERISA").

Purpose

          The Plan was established primarily to provide a means for the company to attract and retain the services of competent employees and motivate high levels of performance by providing them with an opportunity to acquire an equity interest in the company.

Administration

          The Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"), consisting of not less than two directors. Members of the Committee are selected by and serve at the discretion of the Board. If at any time the Committee is not in existence, the Board will administer the Plan. Subject to certain limitations, the Board may delegate the Committee's authority under the Plan to another committee of the Board or one or more senior officers of the company. References in this summary to the Committee also refer to the Board, as appropriate.

          Among other functions, the Committee has the authority to establish rules for the administration of the Plan; to select individuals to receive awards; to determine the types of awards to be granted and the number of shares covered by such awards; and to set the terms and conditions of such awards. The terms of awards may differ from participant to participant.

          The Committee also has the authority and discretion to interpret the Plan and to establish, amend and rescind any rules and regulations relating to the Plan. Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

Eligibility

          Employees of the company and its subsidiaries, are eligible to receive awards under the Plan. The Committee decides which eligible persons should receive awards.

Shares Subject to the Plan

          The Plan authorizes the grant of stock up to 100,000 shares of common stock are available for awards under the Plan, subject to adjustment in the event of any stock dividend or split, recapitalization, reclassification or other similar corporate change which affects the total number of shares outstanding. If any shares of common stock subject to awards granted under the Plan are forfeited or if an award otherwise terminates, expires or is cancelled prior to the delivery of all of the shares issuable thereunder, such shares will be available for the granting of new awards under the Plan.

Stock Bonus

          In the event of any stock dividend or split, recapitalization, reclassification or other similar corporate change which affects the total number of shares outstanding, the Committee may make an appropriate adjustment to change the number, type and exercise price of outstanding options as well as the number and type of shares subject to the Plan.

          The stock may not be sold or otherwise transferred for a period of time if the Committee places a restriction on the transfer.

Amendment and Termination

          The Board may amend or terminate the Plan at any time (subject to shareholder approval if required by or deemed by the Board to be advisable under applicable law, regulation or exchange listing requirements), provided that no termination or amendment of the Plan may materially adversely affect the rights of any participant or beneficiary under any award made under the Plan prior to the date the amendment is adopted by the Board.

Withholding

          If the company determines that it is required to withhold any taxes as a result of the grant of the stock, the participant must pay to the company or make arrangements satisfactory to the company regarding the payment of such taxes. The company may defer making payment of an award if any such tax is pending.

Federal Income Tax Considerations

          The following is a summary of significant federal income tax consequences associated with awards granted under the Plan. The discussion is not a complete description of all of the federal income tax aspects of the Plan, and some of the provisions contained in the

Code have only been summarized. No discussion of state, local or foreign income tax has been included. Each participant should consult with his or her own tax advisor with respect to the tax consequences of participating in the Plan.

     Stock Bonus

          The grant of a stock bonus under the Plan will be included in the compensation of the employee and the employee will be required to pay taxes on the value of the stock bonus in excess of the amount the employee paid for stock. Such income will be realized by the employee at the time the employee becomes the owner of shares for tax purposes. The company will set the value of the common stock for tax purposes.

          A subsequent disposition of the common stock will give rise to capital gain or loss to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the common stock on the date of grant. This capital gain or loss will be a short-term or long-term capital gain or loss depending on how long the common stock has been held from the date of exercise.

     Performance Based Compensation

          Section 162(m) of the Code limits the company's income tax deduction for compensation paid in any taxable year to certain executive officers to $1,000,000 per individual, subject to several exceptions including an exception for performance-based compensation. To the extent that the Committee determines that it is necessary or desirable to grant awards under the Plan that qualify for the performance-based compensation exception, it may take such steps and impose such restrictions on awards as it determines to be necessary. The stock grant can be structured so as to qualify for this exception.

Resales

          The committee may restrict a participant's ability to sell common stock acquired under the Plan. Generally, and subject to the limitations discussed below, a participant may sell common stock acquired under the Plan at any time, except while in possession of "inside" information. Inside information is information which has not yet been made public and is likely to influence an investor's decision to buy, sell or hold the company's securities. Participants are prohibited by securities laws and company policy from trading common stock until the information has become public.

          Participants who are directors or officers of the company or who otherwise may be deemed to control the affairs of the company (i.e., "affiliates") at the time of sale, may sell such securities only in compliance with state securities laws and (i) pursuant to an effective registration statement under the Securities Act; (ii) in compliance with Rule 144 under the Securities Act; or (iii) in a transaction otherwise exempt from registration. Also, participants who are subject to Section 16 of the Securities Exchange Act of 1934 (executive officers, directors and more than 10% shareholders) may be liable under Section 16(b) of such Act for any "profit" realized from a sale of common stock received under the Plan within six months before or after a purchase of another company security. Generally, the grant and exercise of options will not constitute purchases of common stock for purposes of Section 16(b). Further, participants subject to Section 16 must report the grant of an option or resale of common stock acquired under the Plan on certain reports to the SEC. Failure to timely report transactions in the company's securities may subject the participant and the company to public disclosure of the delinquency in the company's proxy statement and other SEC enforcement.

          Our Board of Directors recommends a vote to approve the 1999 Stock Incentive Plan, as amended. The affirmative vote of the holders of a majority of the shares of common stock represented and voting at the annual meeting is necessary to approve the Stock Incentive Plan, as amended.

          The following table provides information regarding benefits that will be received by or allocated to each of the following under the Plan.

--------------------------------------------------------------------------------
                                NEW PLAN BENEFITS
--------------------------------------------------------------------------------
                            1999 Stock Incentive Plan
--------------------------------------------------------------------------------
      Name and Position                  Dollar Value ($)        Number of Units
      -----------------                  ----------------        ---------------
--------------------------------------------------------------------------------
Dickerson Wright                             $25,003                   7,844
Chief Executive Officer
--------------------------------------------------------------------------------
Gary H. Elzweig                                 -0-                     -0-
Executive Vice President
--------------------------------------------------------------------------------
Martin B. Lowenthal                          $10,838                   3,400
Executive Vice President; Director
--------------------------------------------------------------------------------
Donald C. Alford                                -0-                     -0-
Executive Vice President; Secretary;
Director
--------------------------------------------------------------------------------
Joseph M. Wasilewski                          $5,467                   1,715
Chief Financial Officer; Director
--------------------------------------------------------------------------------
Thomas Chapman                                $2,550                     800
Director
--------------------------------------------------------------------------------
Mark Baron                                    $3,825                   1,200
Executive Vice President, Director
--------------------------------------------------------------------------------
Robert E. Petersen                              -0-                     -0-
Director
--------------------------------------------------------------------------------
James L. McCumber                               -0-                     -0-
Director
--------------------------------------------------------------------------------
Executive Group                              $45,133                  14,159
--------------------------------------------------------------------------------
Non-Executive Director Group                  $2,550                     800
--------------------------------------------------------------------------------
Non-Executive Officer Employee Group          $3,506                   1,100
--------------------------------------------------------------------------------

                             Principal Stockholders

          The  following   table  sets  forth  certain   information   regarding
beneficial ownership of our common stock as of April 14, 2000, and as adjusted to reflect the sale of the units offered by us, by:

          o each person who is known to own beneficially more than 5% of the outstanding shares of our common stock;

          o    each of our directors; and

          o    all our directors and executive officers as a group.

          The persons listed below have sole voting and investment power with respect to all shares of common stock shown as being beneficially owned by them, subject to community property laws, where applicable. The number of shares column in the table includes shares issuable upon exercise of options and warrants exercisable within 60 days of December 31, 1999. The number of options and warrants exercisable within 60 days of December 31, 1999 are listed in the shares issuable upon exercise of options or warrants column. The address of all stockholders is care of U.S. Laboratories Inc., 7895 Convoy Court, Suite 18, San Diego, California 92111.

                                                              Shares Issuable
Name and Address of                   Number    Percentage    Upon Exercise of
Beneficial Owner                    of Shares    Ownership   Options or Warrants
----------------                    ---------    ---------   -------------------
Dickerson Wright..................  1,818,638     56.80%            90,302

Gary H. Elzweig...................    380,789     13.20%            60,302

Martin B. Lowenthal...............     91,526      3.76%            35,000

Donald C. Alford..................    101,810      4.32%            43,332

Mark Baron........................     74,852      3.42%            40,000

Thomas H. Chapman.................     51,061      2.26%            25,000

Joseph M. Wasilewski..............     28,373      1.49%            21,666

James L. McCumber.................      5,000         *              5,000

Robert E. Petersen................      7,000         *              5,000

Horwitz & Associates, Inc.**......    222,750      6.63%                 0

All current directors and
officers as a group (9 persons)...  2,781,799     76.34%           325,602

-----------------------------

     *    Represents less than 1%

     ** Based solely on information contained in a Schedule 13G filed by Horwitz & Associates, Inc. with the SEC on February 14, 2000.

                              Related Transactions

          All ongoing present and future transactions with our affiliates have been, and will continue to be, on terms no less favorable to us than could have been obtained from unaffiliated parties, and will be approved by a majority of no less than two of our independent directors. These independent directors will not have an interest in those transactions and will have access, at our expense, to our counsel or independent legal counsel.

          During 1999, we signed a three year office building lease with a related party to lease office space in New Jersey for the company's financial and mergers and acquisition staff. The rental payments are $1,600 per month plus utilities.

          In December 1999, we entered into a stock purchase agreement with Gary Elzweig for all of the outstanding stock of the Building Department, Inc. (BDI), for a total price of $93,000. $30,000 cash was paid in 1999 and the balance of $63,000 was paid in February 2000.

          At December 31, 1998, we owed Dickerson Wright, the Chief Executive Officer and majority stockholder, $81,461. The amounts are non-interest bearing and are payable upon demand. Mr. Wright loaned these amounts to us through the use of his personal line of credit that was personally guaranteed by Mr. Wright and his spouse. In May 1998, we repaid a portion of that line of credit by borrowing under a new $1,700,000 line of credit that is also personally guaranteed by Mr. Wright and his spouse. At December 31, 1999, Dickerson Wright owed our company $140,714. The amount is non-interest bearing and is payable on demand.

          In October 1998, the $1,700,000 line of credit was refinanced into a $1,200,000 note payable and a $500,000 line of credit, both of which are guaranteed by Mr. Wright and his spouse. In July 1998, we also entered into a $500,000 line of credit that is personally guaranteed by Mr. Wright and his spouse. We used this $500,000 line of credit to repay in full to the bank the $480,000 loan made to us through the use of Mr. Wright's personal line of credit.

          As part of the consideration for the acquisition of Wyman Enterprises, Inc.'s assets, we issued a non-interest-bearing note payable to Donald C. Alford in the principal amount of $150,000. The note payments are due in four equal annual installments of $37,500 beginning in March 1999.

          During the year ended December 31, 1997 and 1996 and the nine months ended September 30, 1998 and 1997, we paid $181,067, $169,594, $92,052 and
$137,063, respectively, in management fees to Gary Elzweig. The management fees were based on 5% of net sales of a subsidiary, and have been discontinued effective January 1, 1999.

          On January 1, 1998, we issued (a) 315,488 shares of our common stock to Gary H. Elzweig in exchange for 100 shares of the common stock of Professional Engineering; (b) 55,526 shares of our common stock to Martin B. Lowenthal in exchange for 18.5 shares of the common stock of U.S. Engineering; (c) 33,652 shares of our common stock to Mark Baron in exchange for 1.67 shares of the common stock of San Diego Testing Engineers; and (d) 24,061 shares of our common stock to Thomas H. Chapman in exchange for 5.67 shares of the common stock of San Diego Testing Engineers.

          On January 1, 1998, we issued 10,937 shares of our common stock to Christopher O'Malley, Vice President of U.S. Engineering under the terms of a restricted stock agreement containing restrictions on the disposition of the common stock. The common stock was issued in exchange for a capital contribution made by Mr. O'Malley to U.S. Engineering.

          On April 1, 1998, we issued 50,478 shares of our common stock to Donald C. Alford in exchange for 25 shares of the common stock of Wyman Enterprises, Inc.

          Availability of Form 10-KSB and Annual Report to Stockholders

          SEC rules require us to provide an annual report to stockholders who receive this proxy statement. We will also provide copies of the annual report to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record. Additional copies of the annual report, and attached exhibits are available without charge to stockholders upon written request to Secretary, U.S. Laboratories Inc., 7895 Convoy Court, Suite 18, San Diego, California 92111.

             Section 16(a) Beneficial Ownership Reporting Compliance

          Section 16(a) of the Exchange Act requires our company's officers and directors, and persons who own more than 10% of a registered class of our company's equity securities, to file reports of ownership and changes in ownership with the SEC and the Nasdaq SmallCap Market. Our officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file with the SEC.

          Based solely on review of the copies of forms furnished to us or written representations from certain reporting persons that no Forms 5 were required, we believe that, during the 1999 fiscal year, except for one late filing by Joseph Wasilewski, our officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements.

                                  Other Matters

          We expect that the election of directors and the proposed amendments to the plan will be the only matters presented for stockholder consideration at the annual meeting. Other matters may properly come before the annual meeting, and the proxies named in the accompanying proxy will vote on them in accordance with their best judgment.

          We will bear the cost of soliciting proxies. We expect to solicit proxies mainly by mail. Some of our employees may also solicit proxies personally and by telephone. We do not anticipate that we will retain anyone to solicit proxies or that we will pay compensation to anyone for that purpose. We will, however, reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold common stock.

          Our Board has selected not yet selected an independent auditor for the current year. This selection will be made at the 2000 annual meeting. The firm of Singer Lewak Greenbaum & Goldstein LLP was the independent auditor for fiscal year 1999. The Board presently anticipates that there will be no representative from an independent auditor present at the 2000 annual meeting.

          If you wish to include a proposal in our proxy statement for the 2001 annual meeting, SEC Rule 14a-8 requires that you forward the proposal to our secretary by December 29, 2000. If you submit a proposal other than pursuant to SEC Rule 14a-8 less than 120 days in advance of the 2001 meeting, your proposal will be considered untimely and we will not be required to present your proposal at the 2001 annual meeting. If our Board chooses to present your proposal despite its untimeliness, the people named in the proxies solicited by our Board for the 2001 annual meeting will have the right to exercise discretionary voting power with respect to your proposal.

                                        U.S. Laboratories Inc.



                                        Dickerson Wright
                                        Chief Executive Officer

San Diego, California
April 28, 2000

                             U.S. LABORATORIES INC.

                            1999 STOCK INCENTIVE PLAN

1.   Purposes of The Plan

     The U.S. Laboratories Inc. 1999 Incentive Plan (the "Plan") is established to promote the interests of U.S. Laboratories Inc., a Delaware corporation (the "Company"), by creating an incentive program to (a) attract and retain employees who will strive for excellence and (b) motivate those individuals to set and achieve above-average objectives by providing them with rewards for contributions to the operating profits and earning power of the Company.

2.   Administration of The Plan

     The Compensation Committee of the Board of Directors of the Company (the "Committee") will administer the Plan and adopt rules and regulations to implement the Plan. Decisions of the Committee are final and binding on all parties who have an interest in the Plan. In the absence of a Compensation Committee, the Board of Directors will administer the Plan.

3.   Definitions. For purposes of the Plan:

     3.1. Employee. An individual shall be considered an "Employee" while the individual remains employed by the Company or one or more of its Subsidiaries.

     3.2. Subsidiary. Each corporation (other than the Company) in an unbroken chain of corporations beginning with the Company shall be considered to be a "Subsidiary" of the Company, provided each such corporation (other than the last corporation in the unbroken chain) owns, at the time of determination, stock possessing more than 50% of the total combined voting power of all classes of stock in one of the other corporations in such chain.

4.   Stock Subject to Plan

     4.1. Number. Subject to adjustment as provided in Section 4.2, the total number of shares of the Company's common stock that may be issued under the Plan is 100,000. The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued stock or treasury stock.

     4.2. Adjustment in Capitalization. If the Committee determines that any dividend or other distribution (whether in the form of cash, stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of stock or other securities of the Company, issuance of warrants or other rights to purchase stock or other securities of the Company, or other similar corporate transaction or event affects the stock and the Committee determines that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may adjust any or all of (i) the number and type of shares of stock subject to the Plan and which thereafter may be made the subject of awards under the Plan; (ii) the number and type of shares of stock subject to outstanding awards; and (iii) the grant, purchase or exercise price with respect to any award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding award.

5.   Bonus Awards

     5.1. Eligibility. All employees of the Company and its subsidiaries are eligible under the Plan.

     5.2. Allocations. The Committee will determine the bonus pool and allocations to be paid under the Plan for the Company's fiscal year. These allocations will be reviewed and approved by the Board of Directors prior to grant of the bonus. The determinations of the Committee and the Board are final.

     5.3. The Committee may restrict the resale of the bonus shares by Employees for up to one year from the date of the grant.

     5.4. Entitlement to Bonus. The Committee will determine who will receive allocations under the Plan. This determination will be reviewed and approved by the Board of Directors. If an eligible Employee receives no allocation under section 5.1 above, then that Employee is not entitled to any bonus under the Plan.

6.   Payment Of Bonus Awards

     6.1. The bonus awards may be paid in cash or shares of the Company's common stock at the discretion of the Committee and the Board of Directors.

     6.2. The individual bonus award allocated to each Employee under Section 5 will be paid to the Employee within 30 days after completion of the annual audit of the Company's financial statements by its independent auditors, regardless of whether the individual has remained in Employee status through the date of payment.

7. Valuation of Stock. The Committee will place a value on the stock in order to determine the compensation received by employees.

8.   Withholding. The Company may withhold taxes owed by Employee.

9. Term. This Plan will expire ten (10) years from the date of its adoption, unless extended by the Board of Directors.

10.  General Provisions

     10.1. Plan Amendments. The Plan will become effective when adopted by the Company's Board of Directors. The Board of Directors may at any time amend, suspend or terminate the Plan, provided that it must do so in a written resolution and the action may not adversely affect rights and interests of Plan participants to individual bonuses allocated prior to such amendment, suspension or termination.

     10.2. Benefits Unfunded. No amounts awarded or accrued under this Plan are actually funded, set aside or otherwise segregated prior to payment. The obligation to pay the bonuses awarded hereunder shall at all times be an unfunded and unsecured obligation of the Company. Plan participants shall have the status of general creditors and shall look solely to the general assets of the Company for the payment of their bonus awards.

     10.3. Benefits Nontransferable. No Plan participant has the right to alienate, pledge or encumber his or her interest in this Plan, and this interest may not (if permitted by law) be subject in any way to the claims of the Employee's creditors or to attachment, execution or other process of law.

     10.4. No Employment Rights. No action of the Company in establishing the Plan, no action taken under the Plan by the Committee and no provision of the Plan itself may be construed to grant any person the right to remain in the employ of the Company or its subsidiaries for any period of specific duration. Rather, each Employee will be employed "at will," which means that either such Employee or the Company may terminate the employment relationship at any time and for any reason, with or without cause.

     10.5. Exclusive Agreement. This Plan document is the full and complete agreement between the eligible Employees and the Company on the terms described herein.


                             U. S Laboratories Inc. 2000 Annual Meeting of Shareholders - June 3, 2000
                                    This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Dickerson Wright and Joseph Wasilewski,  and each or either of them as proxies, each with the power to appoint his substitute,  and hereby  authorizes each or either of them to represent and to vote, as designated below, all the shares of common  stock of U. S.  Laboratories  Inc.  held of record by the  undersigned  on April 14, 2000 at the 2000 annual meeting of shareholders  scheduled to be held on June 3, 2000 and any adjournment  thereof.  The undersigned  hereby  acknowledges receipt of the notice of annual  meeting and  accompanying  proxy  statement  relating  to our  Company's  2000 annual  meeting of shareholders and our company's 1999 annual report.

     This proxy, when properly executed, will be voted in the manner directed by you. If you make no direction, this proxy will be voted FOR the specified  director  nominees and FOR the approval of the 1999 stock incentive  plan, as amended,  and on such other business as may properly come before the meeting in accordance with the best judgment of the proxies.


1. ELECTION OF DIRECTORS:     4. Mark Baron          7. James L. McCumber     [ ] FOR all nominees    [ ]  WITHHOLD AUTHORITY
   1. Dickerson Wright        5. Thomas H. Chapman   8. Robert E. Petersen        listed to the left       to vote for all nominees
   2. Gary Elzweig            6. Joseph Wasilewski   9. Martin B. Lowenthal       (except as               listed to the left
   3. Donald C. Alford                                                             specified below).

(Instructions: To withhold authority to vote for any indicated nominee, write -> -------------------------------------------------
the number(s) of the nominee(s) in the box provided to the right.)

                                                                                 -------------------------------------------------

2. Approval of the proposed 1999 stock incentive plan.                             [ ]  FOR      [ ]  AGAINST     [ ]  ABSTAIN

3. In their discretion, upon such other business as may properly come before the meeting and at any adjournment thereof.

[Continued on other side]


[Continued from other side]
                                                                                 Date _______________  No. of Shares ____________
                                                                                 -------------------------------------------------


                                                                                 -------------------------------------------------
                                                                                 Signature(s)  in Box.  Please sign exactly as your
                                                                                 name appears hereon. When shares are held by joint
                                                                                 tenants,   both  should  sign.   When  signing  as
                                                                                 attorney,  executor,  administrator,   trustee  or
                                                                                 guardian,  please give your full title as such. If
                                                                                 a corporation,  please sign in full corporate name
                                                                                 by the president or other authorized officer. If a
                                                                                 partnership,  please sign in  partnership  name by
                                                                                 authorized person.
